PROMISSORY NOTE

$150,000	Long Beach, California	June 23, 2022

FOR VALUE RECEIVED, the undersigned, BAKHU HOLDINGS, CORP. (“Maker”), a Nevada corporation, whose mailing address and principal office is One World Trade Center, Suite 130, Long Beach, CA 90831, hereby promises to pay to THE OZ CORPORATION, or order (“Payee”), whose mailing address is One World Trade Center, Suite 130, Long Beach, CA 90831, the principal sum of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000), in lawful money of the United States of America for payment of private debts, together with interest (calculated on the basis of the actual number of days elapsed but computed as if each year consisted of 365 days) on the unpaid principal balance from time to time outstanding on this $150,000 promissory note only and on no other obligation of Maker to Payee at the rate of seven percent (7%) per annum, except as otherwise provided in this Note, in accordance with the following terms and conditions that apply only to the obligation evidenced by this $150,000 promissory  note and not to any obligation of Maker to Payee.

1.Payments. All unpaid principal and all accrued and unpaid interest will be due and payable from the first net proceeds received by the Maker from external funding of any kind or nature provided by persons that are not, directly or indirectly, affiliates of the Maker, as the term “affiliates” is defined under the Securities Exchange Act of 1934, but in any event on or before the close of business on December 15, 2024.

2.Time and Place of Payment. If any payment falls due on a day that is considered a legal holiday in the state of California, Maker will be entitled to delay that payment until the next succeeding regular business day, but interest will continue to accrue until the payment is in fact made. Each payment or prepayment hereon must be paid at the office of Payee set forth above or at such other place as Payee may, from time to time, designate in writing.

3.Prepayment. Maker reserves the right and privilege of prepaying this Note in whole or in part, at any time or from time to time, without notice, premium, charge, or penalty. Prepayments on this Note will be applied first to accrued and unpaid interest to the date of such prepayment, next to expenses for which Payee is due to be reimbursed under the terms of this Note, and then to the unpaid principal balance hereof.

4.Interest Adjustment. All past-due amounts and accrued interest thereon will bear interest at seven percent (7%) per annum, compounded quarterly, until paid.

5.Default.

(a)Without notice or demand (which are hereby waived), the entire unpaid principal balance of, and all accrued interest on, this Note will immediately become due and payable at the option of Payee upon the occurrence of one or more of the following events of default (“Events of Default”):

(i)The failure or refusal of Maker to pay principal of or interest on this Note within ten (10) days of when the same becomes due in accordance with the terms hereof.

(ii)The failure or refusal of Maker punctually and properly to perform, observe, and comply with any covenant or agreement contained herein, and such failure or refusal continues for a period of thirty (30) days after Maker has (or, with the exercise of reasonable investigation, should have) notice hereof.

(iii)Maker: (1) becomes insolvent; (2) fails to pay its debts generally as they become due; (3) voluntarily seeks, consents to, or acquiesces in the benefit or benefits of any Debtor Relief Law (defined hereinafter);, or (4) becomes a party to (or is made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights (defined hereinafter) of Payee granted herein (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days of the filing of same). “Debtor Relief Law” means the Bankruptcy Code of the United States of

America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally. “Rights” means rights, remedies, powers, and privileges. “Laws” means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of any state, commonwealth, nation, territory, possession, county, parish, municipality, or Tribunal. “Tribunal” means any court or governmental department, commission, board, bureau, agency, or instrumentality of the United States or of any state, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereafter constituted and/or existing.

(iv)The failure to have discharged within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceeding against any of the assets of Maker, or the loss, theft, or destruction of, or occurrence of substantial damage to a material part of, the assets of Maker, except to the extent adequately covered by insurance.

(v)Maker fails to pay any money judgment against it at least ten (10) days prior to the date on which any of its assets may be lawfully sold to satisfy such judgment.

(b)If any one or more of the Events of Default specified above shall have happened, Payee may, at its option: (i) declare the entire unpaid balance of principal of and accrued interest on this Note to be immediately due and payable without notice or demand; (ii) offset against this Note any sum or sums owed by Payee to Maker; (iii) reduce any claim to judgment; (iv) foreclose all liens and security interests securing payment thereof or any part thereof; and/or (v) proceed to protect and enforce its rights either by suit in equity and/or action of law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Note, in aid of the exercise granted by this Note of any right, or to enforce any other legal or equitable right or remedy of Payee.

6.Cumulative Rights. No delay on the part of Payee in the exercise of any power or right or single partial exercise of any such power or right under this Note, or under any other instrument executed pursuant hereto, will operate as a waiver thereof. Enforcement by Payee of any security for the payment hereof will not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

7.Collection Costs. If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity, or in bankruptcy, receivership, or other court proceedings, Maker agrees to pay all costs of collection, including Payee’s court costs and reasonable attorney’s fees.

8.Waiver. Maker and each surety, endorser, guarantor, and other party liable for the payment of any sums of money payable on this Note, jointly and severally, waive presentment and demand for payment, protest, and notice of protest and nonpayment or other notice of default, except as specified herein, and agree that their liability on this Note will not be affected by any renewal or extension in the time of payment hereof, any indulgences, any partial payment, or any release or change in any security for the payment of this Note, before or after maturity, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

9.Notices. Any notice, demand, request, or other communication permitted or required under this Note will be in writing and will be deemed to have been given as of the date so delivered, if personally served; as of the date so sent, if transmitted by facsimile and receipt is confirmed by the facsimile operator of the recipient; as of the date so sent, if sent by electronic mail and receipt is acknowledged by the recipient; one day after the date so sent, if delivered by overnight courier service; or three days after the date so mailed, if mailed by certified mail, return receipt requested, addressed to Maker at its address on the first page. When this Note provides for notice in any manner, that notice may be waived in writing by the person entitled to receive the notice, whether before or after the event, and any such waiver will be equivalent of notice.

10.Successor and Assigns. All of the covenants, stipulations, promises, and agreements in this Note contained by or on behalf of Maker will bind its successors and assigns, whether so expressed or not; provided, however, that neither Maker nor Payee may, without the prior written consent of the other, assign any rights, powers, duties, or obligations under this Note.

11.Headings. The headings of the sections of this Note are inserted for convenience only and will not be deemed to constitute a part hereof.

12.Applicable Law. This Note is being executed and delivered, and is intended to be performed, in the state of California, and the substantive laws of such state will govern the validity, construction, enforcement, and interpretation of this Note except insofar as federal laws will have application. Any action or proceeding to enforce this Note will be instituted in Long Beach, California, where venue will also lie.

13.Security. This Note and the obligation evidenced hereby is unsecured.

14.Use of Net Proceeds. Maker warrants, represents, and covenants that the proceeds from this Note are being and will be used exclusively for the payment of officer and director liability insurance of Maker.

14.Future Modification. By advancing the loan proceeds, the Payee acknowledges, accepts, and agrees to negotiate in good faith in the future if either Maker or Payee desires to change the terms and conditions of the note.

EXECUTED effective the year and date first above written.

BAKHU HOLDINGS, CORP.

	By	/s/ Evripides Drakos
Evripides Drakos
President and Chief Executive Officer

Attest:

/s/ Aristotle Popolizio
Aristotle Popolizio Secretary